PARTICIPATION AGREEMENT

Among

First Security Benefit Life Insurance and
Annuity Company of New York,

AllianceBernstein L.P.

Variable Products Series Fund, Inc. and

AllianceBernstein Investments, Inc.

THIS AGREEMENT, dated as of the 6th day of June, 2012, by and among First Security Benefit Life Insurance and Annuity Company of New York, (the “Company”), a stock life insurance company organized under the laws of the State of New York, on its own behalf and on behalf of each segregated asset account of the Company currently in existence or hereafter created, as set forth on Schedule A hereto, which may be updated from time to time for the convenience of the parties, (each an “Account”), AllianceBernstein L.P (the “Adviser”), a Delaware limited partnership, Variable Products Series Fund, Inc. (the “Fund”) and AllianceBernstein Investments, Inc., a Delaware corporation (the “Distributor”).

WHEREAS, the shares of beneficial interest/common stock of the Fund are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets (each a “Portfolio”); and

WHEREAS, the Distributor serves as the principal underwriter for the Fund; and

WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940 (the “1940 Act”) and shares of the Portfolios are registered under the Securities Act of 1933, as amended (the “1933 Act”); and

WHEREAS, the Adviser, which serves as investment adviser to the Fund, is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

WHEREAS, the Company has issued or will issue certain variable annuity contracts supported wholly or partially by the Account (the “Contracts”), and said Contracts are listed in Schedule A hereto, which may be updated from time to time for convenience of the parties; and

WHEREAS, the Account is duly established and maintained as a segregated asset account, duly established by the Company, to set aside and invest assets attributable to the aforesaid Contracts; and

WHEREAS, the Company intends to purchase shares in the Portfolios of the Funds on behalf of the Account to fund the aforesaid Contracts;

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Distributor and the Adviser agree as follows:

ARTICLE I.  Sale of Fund Shares

1.1           Subject to Article X hereof, the Distributor agrees to make available to the Company for purchase on behalf of the Account, shares of the Portfolios, such purchases to be effected at net asset value in accordance with Section 1.3 of this Agreement.  Notwithstanding the foregoing, (i) the Portfolios (other than those listed on Schedule A) in existence now or that may be established in the future will be made available to the Company only as the Fund may so provide, and (ii) the Board of Directors of the Fund (the “Board”) may suspend or terminate the offering of shares of any Portfolio or class thereof upon written notice to the Company, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, suspension or termination is in the best interests of the shareholders of such Portfolio.

1.2           The Fund shall redeem, at the Company’s request, any full or fractional Portfolio shares held by the Company on behalf of the Account, such redemptions to be effected at net asset value in accordance with Section 1.3 of this Agreement.  Notwithstanding the foregoing, the Fund may delay redemption of Fund shares of any Portfolio to the extent permitted by the 1940 Act, and any rules, regulations or orders thereunder.

1.3           Purchase and Redemption Procedures

(a)            The Distributor hereby appoints the Company as an agent of the Fund for the limited purpose of receiving and accepting purchase and redemption requests on behalf of the Account (but not with respect to any Fund shares that may be held in the general account of the Company) for shares of those Portfolios made available hereunder, based on allocations of amounts to the Account or subaccounts thereof under the Contracts and other transactions relating to the Contracts or the Account.  Receipt and acceptance of any such request (or relevant transactional information therefore) on any day the New York Stock Exchange is open for trading and on which a Portfolio calculates its net asset value (a “Business Day”) pursuant to the rules of the Securities and Exchange Commission (“SEC”), by the Company as such limited agent of the Fund prior to the time that the Fund ordinarily calculates its net asset value as described from time to time in the Fund’s prospectus shall constitute receipt and acceptance by the Portfolio on that same Business Day, provided that the Fund receives notice of such request by 9:30 a.m. Eastern Time on the next following Business Day.

(b)           The Company shall pay for shares of each Portfolio on the same Business Day that it notifies the Fund of a purchase request for such shares.  Payment for Portfolio shares shall be made in federal funds transmitted to the Fund or other designated person by wire to be received by 3:00 p.m. Eastern Time on the Business Day the Fund is notified of the purchase request for Portfolio shares (unless the Fund determines and so advises the Company that sufficient proceeds are available from redemption of shares of other Portfolios effected pursuant to redemption requests tendered by the Company on behalf of the Account, or unless the Fund otherwise determines and so advises the Company to delay the date of payment, to the extent the Fund may do so under the 1940 Act).  If federal funds are not received on time, such funds will be invested, and Portfolio shares purchased thereby will be issued, as soon as practicable and the Company shall promptly, upon the Fund’s request, reimburse the Fund for any charges, costs, fees, interest or other expenses incurred by the Fund in connection with any advances to, or borrowing or overdrafts by, the Fund, or any similar expenses incurred by the Fund, as a result of portfolio transactions effected by the Fund based upon such purchase request.  Upon receipt of federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

(c)           Payment for Portfolio shares redeemed by the Account or the Company shall be made by the Fund in federal funds transmitted by wire to the Company or any other designated person by 3 p.m. Eastern Time on the same Business Day the Fund is properly notified of the redemption order of such shares (unless redemption proceeds are to be applied to the purchase of shares of other Portfolios in accordance with Section 1.3(b) of this Agreement), except that the Fund reserves the right to delay payment of redemption proceeds to the extent permitted under Section 22(e) of the 1940 Act and any rules thereunder, and in accordance with the procedures and policies of the Fund as described in the then-current prospectus and except that the Fund reserves the right to pay any portion of a redemption in kind of portfolio securities, if the Fund’s Board determines that it would be detrimental to the best interests of shareholders to make a redemption wholly in cash.

Any purchase or redemption request for Portfolio shares held or to be held in the Company’s general account shall be effected at the net asset value per share next determined after the Fund’s receipt and acceptance of such request, provided that, in the case of a purchase request, payment for Fund shares so requested is received by the Fund in federal funds prior to close of business for determination of such value, as defined from time to time in the Fund’s prospectus.

1.4           The Fund shall use its best efforts to make the net asset value per share for each Portfolio available to the Company by 6:00 p.m. Eastern Time each Business Day, and in any event, as soon as reasonably practicable after the net asset value per share for such Portfolio is calculated, and shall calculate such net asset value in accordance with the Fund’s prospectus.  If the Fund provides the Company with materially incorrect share net asset value information, the Company on behalf of the Account, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value.  Any material error in the calculation of the net asset value per share, dividend or capital gain information shall be reported promptly to the Company upon discovery.  In the event that any such material error is the result of the gross negligence of the Fund, or its designated agent for calculating the net asset value, any administrative or other costs or losses incurred for correcting underlying Contract owner accounts shall be at the Adviser’s expense.

1.5           The Fund shall use its best efforts to furnish notice (by wire or telephone followed by written confirmation) to the Company of any income dividends or capital gain distributions payable on any Portfolio shares by the record date, but in no event later than 6:00 p.m. Eastern Time on the ex-dividend date. The Company, on its behalf and on behalf of the Account, hereby elects to receive all such dividends and distributions as are payable on any Portfolio shares in the form of additional shares of that Portfolio.  The Company reserves the right, on its behalf and on behalf of the Account, to revoke this election and to receive all such dividends and capital gain distributions in cash.  The Fund shall notify the Company promptly of the number of Portfolio shares so issued as payment of such dividends and distributions.

1.6           Issuance and transfer of Fund shares shall be by book entry only.  Share certificates will not be issued to the Company or the Account.  Purchase and redemption orders for Fund shares shall be recorded in an appropriate ledger for the Account or the appropriate subaccount of the Account.

1.7           (a)           The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Fund’s shares may be sold to other insurance companies and the cash value of the Contracts may be invested in other investment companies.

(b)           The Company shall not, without prior notice to the Adviser (unless otherwise required by applicable law), take any action to operate the Account as a management investment company under the 1940 Act.

(c)           The Company shall not, without prior notice to the Adviser (unless otherwise required by applicable law), induce Contract owners to change or modify the Fund or change the Fund’s investment adviser.

(d)            The Company shall not, without prior notice to the Fund, induce Contract owners to vote on any matter submitted for consideration by the shareholders of the Fund in a manner other than as recommended by the Board.

1.8           The parties may agree, in lieu of the procedures set forth above in this Article 1, to place and settle trades for Fund shares through a clearing corporation.  In the event that such a clearing corporation is used, the parties agree to abide by the rules of the clearing corporation.

1.9           Shareholder Information.

(a)           Agreement to Provide Information.  The Company agrees to provide the Distributor upon written request, the taxpayer identification number (“TIN”), if known, of any or all Shareholder(s) of the account and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) or account (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by the Company during the period covered by the request.

(1)           Period Covered by Request.  Requests must set forth a specific period, not to exceed 90 days from the date of the request, for which transaction information is sought.  The Distributor may request transaction information older than 90 days from the date of the request as it deems necessary to investigate compliance with policies established by the Fund for purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.

(2)           Form and Timing of Response.  The Company agrees to transmit the requested information that is on its books and records to the Distributor or their designee promptly, but in any event not later than 10 business days, after receipt of a request.  If the requested information is not on the Company’s books and records, the Company agrees to use reasonable efforts to:  (i) provide or arrange to provide to the Distributor the requested information regarding Shareholders who hold an account with an indirect intermediary; or (ii) if directed by the Distributor, block further purchase of Fund Shares from such indirect intermediary.

In such instance, the Company agrees to inform the Distributor whether it plans to perform (i) or (ii).  Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties.  To the extent practicable, the format for any transaction information provided to the Distributor should be consistent with the NSCC Standardized Data Reporting Format.  For purposes of this provision “indirect intermediary” has the same meaning as in SEC Rule 22c-2 under the Investment Company Act of 1940.

(3)           Limitations on Use of Information.  The Distributor agrees not to use the information received for marketing or any other similar purpose without prior written consent of the Company.

(b)           Agreement to Restrict Trading.  The Company agrees to execute written instructions from the Distributor to restrict or prohibit further purchase or exchanges of Shares by a Shareholder that has been identified by the Distributor as having engaged in transactions of the Fund’s Shares (directly or indirectly through the Company’s account) that violate policies established by the Distributor for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund.

(1)           Form of Instructions.  Instructions must include the TIN, if known, and the specific restriction(s) to be executed.  If the TIN is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

(2)           Timing of Response.  The Company agrees to execute instructions as soon as reasonably practicable, but not later than five business days after receipt of the instructions by the Company.

(3)            Confirmation by the Company.  The Company must provide written confirmation to the Distributor that instructions have been executed.  The Company agrees to provide confirmation as soon as reasonably practicable, but no later than ten business days after the instructions have been executed.

(c)            Definitions.  For purposes of this Section:

(1)            The term “Shares” means the interests of the Shareholders corresponding to the redeemable securities of record issued by the Fund under the Investment Company Act of 1940 that are held by the Company.

(2)           The term “Shareholder” means the holder of interests in a variable annuity or a variable life insurance contract issued by the Company.

(3)            The term “written” includes electronic writings and facsimile transmissions.

ARTICLE II.  Representations and Warranties

2.1           The Company represents and warrants that the Contracts (a) are, or prior to issuance will be, registered under the 1933 Act, or (b) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act.  The Company further represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal securities and state securities and insurance laws.  The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law, that it has legally and validly established the Account as a segregated asset account under New York insurance laws, and that it (a) has registered or, prior to any issuance or sale of the Contracts, will register the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or alternatively (b) has not registered the Account in proper reliance upon an exclusion from registration under the 1940 Act.

2.2           The Adviser, Fund and Distributor each represents and warrants that Portfolio shares sold pursuant to this Agreement shall be registered under the 1933 Act, shall be duly authorized for issuance and sold in compliance with applicable state and federal securities laws and that the Fund is and shall remain registered under the 1940 Act.  The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares.  The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund.

2.3           The Adviser, Fund and Distributor each represents and warrants that the Fund is lawfully organized and validly existing under the laws of the State of Maryland and that it does and will comply in all material respects with the 1940 Act, including, without limitation, Rule 38a-1 under the 1940 Act.

2.4           The Distributor represents and warrants that it is registered as a broker dealer with the SEC and that it does and will comply in all material respects with the Securities Exchange Act of 1934, as amended (the “1934 Act”).

2.5           The Adviser represents and warrants that it is registered as an investment adviser with the SEC and that it does and will comply in all material respects with the Investment Advisers Act of 1940, including, without limitation, Rule 206(4)-7 under the Investment Advisers Act.

2.6           The Fund, Distributor and the Adviser represent and warrant that all of their trustees/ directors, officers, employees, and other individuals or entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time.  The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

ARTICLE III.  Prospectuses and Proxy Statements; Voting

3.1           The Fund shall provide the Company with as many printed copies of the current prospectus, current Statement of Additional Information (“SAI”), supplements, proxy statements, and annual or semi-annual reports of each Portfolio as the Company may reasonably request, with expenses to be borne in accordance with Schedule B hereof.  If requested by the Company in lieu thereof, the Fund shall provide such documents (including a print-ready PDF, or an electronic copy of the documents in a format suitable for printing and posting on the Company’s website, all as the Company may reasonably request) and such other assistance as is reasonably necessary in order for the Company to have prospectuses, SAIs, supplements and annual or semi-annual reports for the Contracts and the Fund printed together in a single document or posted on the Company’s web-site or printed individually by the Company if it so chooses.

3.2           The Fund’s prospectus shall state that the current SAI for the Fund is available.

3.3           The Fund shall provide the Company with information regarding the Fund’s expenses, which information may include a table of fees and related narrative disclosure for use in any prospectus or other descriptive document relating to a Contract.  The Company agrees that it will use such information substantially in the form provided.  The Company shall provide prior written notice of any proposed modification of such information, which notice will describe the manner in which the Company proposes to modify the information, and agrees that it may not modify such information in any way without the prior consent of the Fund, which consent shall not be unreasonably withheld.

3.4           So long as, and to the extent the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners, or to the extent otherwise required by law, the Company shall, at the Company’s option, follow one of the two methods described below to provide pass-through voting privileges to contract owners:

(a)           Provide a list of Contract owners with value allocated to a Portfolio as of the record date to the Fund or its agent in order to permit the Fund to send solicitation material and gather voting instructions from Contract owners on behalf of the Company.  The Company shall also provide such other information to the Fund as is reasonably necessary in order for the Fund to properly tabulate votes for Fund initiated proxies.  In the event that the Company chooses this option, the Fund shall be responsible for properly “echo voting” shares of a Portfolio for which no voting instructions have been received.

(b)            Solicit voting instructions from Contract holders itself and vote shares of the Portfolio in accordance with instructions received from Contract holders.  The Company shall vote the shares of the Portfolios for which no instructions have been received in the same proportion as shares of the Portfolio for which instructions have been received.

3.5           The Company reserves the right to vote Fund shares held in its general account in its own right, to the extent permitted by applicable laws.

3.6           If the Fund and the Company agree to distribute Fund summary prospectuses to Contract owners pursuant to Rule 498 of the 1933 Act, as set forth in Schedule C of this Agreement, then each party to the Agreement represents and warrants that it complies with the requirements of Rule 498 and applicable SEC guidance regarding the Rule in connection therewith, and that it maintains policies and procedures reasonably designed to ensure that it can meet its obligations in connection with Fund summary prospectuses. The parties agree to comply with the terms included in the attached Schedule C as of the effective date of this Agreement.

ARTICLE IV.  Sales Material and Information

4.1           The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material that the Company develops and in which the Fund (or a Portfolio thereof), the Distributor or the Adviser is named.  No such material shall be used until approved by the Fund or its designee, and the Fund will use its best efforts for it or its designee to review such sales literature or promotional material within five (5) Business Days after receipt of such material.  The Fund or its designee reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Fund (or a Portfolio thereof), the Distributor or the Adviser is named, and no such material shall be used if the Fund or its designee so objects.

4.2           The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund, the Distributor or the Adviser in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus or SAI for the Fund shares, as such registration statement and prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee, except with the permission of the Fund or its designee.

4.3           The Fund and the Adviser, or their designee, shall furnish, or cause to be furnished, to the Company, each piece of sales literature or other promotional material that it develops and in which the Company, and/or the Account, is named.  No such material shall be used until approved by the Company, and the Company will use its best efforts to review such sales literature or promotional material within five (5) Business Days after receipt of such material.  Materials not approved or disapproved within five (5) Business Days shall be deemed approved.  The Company reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Company and/or its Account is named, and no such material shall be used if the Company so objects.

4.4           The Fund shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account, or the Contracts other than the information or representations contained in a registration statement, prospectus (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), or SAI for the Contracts, as such registration statement, prospectus, or SAI may be amended or supplemented from time to time, or in published reports for the Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company, except with the permission of the Company.

4.5            Upon request, the Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Portfolios or their shares, after the filing of such document(s) with the SEC or other regulatory authorities.

4.6           Upon request, the Company will provide to the Fund at least one complete copy of all registration statements, prospectuses (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), SAIs, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Account, after the filing of such document(s) with the SEC or other regulatory authorities.  The Company shall provide to the Fund and the Adviser any complaints received from the Contract owners pertaining to the Fund or a Portfolio.

4.7           The Fund will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Portfolio, and of any material change in the Fund’s registration statement, particularly any change resulting in a change to the registration statement or prospectus for any Account.  The Fund will work with the Company so as to enable the Company to solicit proxies from Contract owners, or to make changes to its prospectus or registration statement, in an orderly manner.

ARTICLE V.  Fees and Expenses

5.1           All expenses incident to performance by the parties under this Agreement shall be paid in accordance with Schedule B hereof.

5.2           Class B Distribution Payments

(a)           From time to time during the term of this Agreement the Distributor may make payments to the Company’s broker/dealer affiliate (“SDI”) pursuant to a distribution plan adopted by the Fund with respect to the Class B shares of the Portfolios pursuant to Rule 12b-1 under the 1940 Act (the “Rule 12b-1 Plan) in consideration of SDI (or it affiliates) furnishing distribution services relating to the Class B shares of the Portfolios and providing administrative, accounting and other services, including personal service and/or the maintenance of Contract owner accounts, with respect to such shares.  Such services may include delivering prospectuses, statements of additional information, shareholder reports, proxy statements, and marketing materials to prospective and existing Contract owners; providing educational materials regarding the Class B shares; complying with federal and state securities laws pertaining to the sale of Class B shares; and assisting Contract owners in completing application forms and selecting investment options. The Distributor has no obligation to make any such payments, and SDI waives any such payment, until the Distributor receives monies therefor from the Fund.  Any such payments made pursuant to this Section 5.2 shall be subject to the following terms and conditions:

(b)           Any such payments shall be in such amounts as the Distributor may from time to time advise SDI in writing but in any event not in excess of the amounts permitted by the Rule 12b-1 Plan.  Such payments may include a service fee in the amount of .25 of 1% per annum of the average daily net assets of the Fund attributable to the Class B shares of a Portfolio held by Contract owners.  Each Rule 12b-1 payment will be paid to SDI by electronic funds transfer as soon as practicable, but no later than 30 days after the end of the month.  Any such service fee shall be paid solely for personal service and/or the maintenance of Contract owner accounts.

(c)            The Distributor represents and warrants that it is authorized by the Directors to make such payments in accordance with this Agreement.

(d)           The provisions of this Section 5.2 relate to a plan adopted by the Fund pursuant to Rule 12b-1.  In accordance with Rule 12b-1, any person authorized to direct the disposition of monies paid or payable by the Fund pursuant to this Section 5.2 shall provide the Directors, and the Directors shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.  SDI will maintain all records required to be kept by state and federal law, regulation, or rules in connection with providing the services herein and, upon reasonable request by the Fund, will promptly make such records available to the Fund or its designee.

(e)            The provisions of this Section 5.2 shall remain in effect for not more than a year and thereafter for successive annual periods only so long as such continuance is specifically approved at least annually in conformity with Rule 12b-1 and the 1940 Act.  The provisions of this Section 5.2 shall automatically terminate in the event of the assignment (as defined by the 1940 Act) of this Agreement, in the event the Rule 12b-1 Plan terminates or is not continued or in the event this Agreement terminates or ceases to remain in effect.  In addition, the provisions of this Section 5.2 may be terminated at any time, without penalty, by either the Distributor or the Company with respect to any Portfolio on not more than 60 days’ nor less than 30 days’ written notice delivered or mailed by registered mail, postage prepaid, to the other party.  The termination of this Section 5.2 with respect to any one Portfolio will not cause the termination of Section 5.2 with respect to any other Portfolio.

Notwithstanding any termination of this Section 5.2, the Distributor shall continue to make payments to SDI in accordance with Section 5.2(b) for all Contracts in effect on the date of termination of this Section 5.2 for a period of one year from the effective date of termination, except in the event termination is effected because the Rule 12b-1 Plan terminates or is not continued.

ARTICLE VI.  Qualification

6.1           The Fund will invest its assets in such a manner as to ensure that the Contracts will be treated as annuity or life insurance contracts, whichever is appropriate, under the Internal Revenue Code of 1986, as amended (“Code”) and the regulations issued thereunder (or any successor provisions).  Without limiting the scope of the foregoing, each Portfolio represents and warrants that it has complied and will continue to comply with Section 817(h) of the Code and Treasury Regulation §1.817-5, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and any amendments or other modifications or successor provisions to such Section or Regulations.  In the event of a breach of this Article VI by the Fund, it will take all reasonable steps (a) to notify the Company of such breach and (b) to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Regulation 1.817-5.

6.2           The Fund represents and warrants that it is qualified as a regulated investment company under Subchapter M of the Code and that it will maintain such qualification (under Subchapter M or any successor or similar provisions) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

6.3           The Company represents that the Contracts are currently, and at the time of issuance shall be, treated as life insurance or annuity insurance contracts, under applicable provisions of the Code, and that it will maintain such treatment, and that it will notify the Fund immediately upon having a reasonable basis for believing the Contracts have ceased to be so treated or that they might not be so treated in the future.  The Company agrees that any prospectus offering a contract that is a “modified endowment contract” as that term is defined in Section 7702A of the Code (or any successor or similar provision), shall identify such contract as a modified endowment contract.

ARTICLE VII.  Mixed and Shared Funding

7.1           General.  The Fund has obtained an order exempting it from certain provisions of the 1940 Act and rules thereunder so that the Fund is available for investment by certain other entities, including, without limitation, separate accounts funding variable life insurance policies and separate accounts of insurance companies unaffiliated with Company (“Mixed and Shared Funding Order”).  The parties recognize that the SEC has imposed terms and conditions for such orders that are substantially identical to many of the provisions of this Article VII.

7.2           Disinterested Directors.  The Fund agrees that the Directors shall at all times consist of directors a majority of whom (the “Disinterested Directors”) are not interested persons of Adviser or the Distributor, within the meaning of Section 2(a)(19) of the 1940 Act.

7.3           Monitoring for Material Irreconcilable Conflicts.  The Fund agrees that the Directors will monitor for the existence of any material irreconcilable conflict between the interests of the participants in all separate accounts of life insurance companies utilizing the Fund, including the Account.  Company agrees to inform the Directors of the existence of or any potential for any such material irreconcilable conflict of which it is aware.  The concept of a “material irreconcilable conflict” is not defined by the 1940 Act or the rules thereunder, but the parties recognize that such a conflict may arise for a variety of reasons, including, without limitation:

(a)           an action by any state insurance or other regulatory authority;

(b)           a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax or securities regulatory authorities;

(c)           an administrative or judicial decision in any relevant proceeding;

(d)           the manner in which the investments of any Portfolio are being managed;

(e)           a difference in voting instructions given by variable annuity contract and variable life insurance contract participants or by participants of different life insurance companies utilizing the Fund; or

(f)           a decision by a life insurance company utilizing the Fund to disregard the voting instructions of participants.

The Company will assist the Directors in carrying out its responsibilities by providing the Directors with all information reasonably necessary for the Directors to consider any issue raised, including information as to a decision by the Company to disregard voting instructions of Participants.

7.4           Conflict Remedies.

(a)           It is agreed that if it is determined by a majority of the Directors or a majority of the Disinterested Directors that a material irreconcilable conflict exists, Company and the other life insurance companies utilizing the Fund will, at their own expense and to the extent reasonably practicable (as determined by a majority of the Disinterested Directors), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps may include, but are not limited to:

(i)           withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected participants and, as appropriate, segregating the assets of any particular group (e.g., annuity contract owners or participants, life insurance contract owners or all contract owners and participants of one or more life insurance companies utilizing the Fund) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and

(ii)            establishing a new registered investment company of the type defined as a “Management Company” in Section 4(3) of the 1940 Act or a new separate account that is operated as a Management Company.

(b)           If the material irreconcilable conflict arises because of Company’s decision to disregard Participant voting instructions and that decision represents a minority position or would preclude a majority vote, Company may be required, at the Fund’s election, to withdraw the Account’s investment in the Fund.  No charge or penalty will be imposed as a result of such withdrawal.  Any such withdrawal must take place within six months after the Fund gives notice to Company that this provision is being implemented, and until such withdrawal Distributor and the Fund shall continue to accept and implement orders by Company for the purchase and redemption of shares of the Fund.

(c)           If a material irreconcilable conflict arises because a particular state insurance regulator’s decision applicable to Company conflicts with the majority of other state regulators, then Company will withdraw the Account’s investment in the Fund within six months after the Directors inform Company that it has determined that such decision has created a material irreconcilable conflict, and until such withdrawal Distributor and Fund shall continue to accept and implement orders by Company for the purchase and redemption of shares of the Fund.

(d)           Company agrees that any remedial action taken by it in resolving any material irreconcilable conflict will be carried out at its expense and with a view only to the interests of Contract owners.

(e)            For purposes hereof, a majority of the Disinterested Directors will determine whether or not any proposed action adequately remedies any material irreconcilable conflict.  In no event, however, will the Fund or Distributor be required to establish a new funding medium for any Contracts.  Company will not be required by the terms hereof to establish a new funding medium for any Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the material irreconcilable conflict.

7.5           Notice to Company.  The Fund will promptly make known in writing to Company the Directors’ determination of the existence of a material irreconcilable conflict, a description of the facts that give rise to such conflict and the implications of such conflict.

7.6           Information Requested by Directors.  Company and the Fund will at least annually submit to the Directors such reports, materials or data as the Directors may reasonably request so that the Directors may fully carry out the obligations imposed upon it by the provisions hereof, and said reports, materials and data will be submitted at any reasonable time deemed appropriate by the Directors.  All reports received by the Directors of potential or existing conflicts, and all Directors actions with regard to determining the existence of a conflict, notifying life insurance companies utilizing the Fund of a conflict, and determining whether any proposed action adequately remedies a conflict, will be properly recorded in the minutes of the Directors or other appropriate records, and such minutes or other records will be made available to the SEC upon request.

7.7           Compliance with SEC Rules.  If, at any time during which the Fund is serving an investment medium for variable life insurance policies, 1940 Act Rules 6e-3(T) or, if applicable, 6e-2 are amended or Rule 6e-3 is adopted to provide exemptive relief with respect to mixed and shared funding, the parties agree that they will comply with the terms and conditions thereof and that the terms of this Section 5 shall be deemed modified if and only to the extent required in order also to comply with the terms and conditions of such exemptive relief that is afforded by any of said rules that are applicable.

Article VIII.  Indemnification

8.1           Indemnification by the Company

8.1 (a).           The Company agrees to indemnify and hold harmless each of the Fund, Distributor and the Adviser and each of its trustees/directors and officers, and each person, if any, who controls the Fund, Distributor or Adviser within the meaning of Section 15 of the 1933 Act or who is under common control with the Fund, Distributor or the Adviser (collectively, the “Indemnified Parties” for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

(i)           arise out of or are based upon any untrue statement or alleged untrue statements of any material fact contained in the registration statement, prospectus (which shall include a written description of a Contract that is not registered under the 1933 Act), or SAI for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund or the Adviser for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts, or

(ii)           arise out of or as a result of statements or representations by or on behalf of the Company (other than statements or representations contained in the registration statement, prospectus, SAI, or sales literature of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or its agents or persons under the Company’s authorization or control, with respect to the sale or distribution of the Contracts, or

(iii)            arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund or Distributor by or on behalf of the Company for use in the registration statement, prospectus or SAI of the Fund or in sales literature; or

(iv)            arise as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

(v)           arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company;

as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.

8.1 (b).           The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of its obligations or duties under this Agreement.

8.1 (c).           The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision.  In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action.  The Company also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action.  After notice from the Company to such party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.1 (d).           The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

8.2           Indemnification by the Adviser and Distributor

8.2 (a).           The Adviser and the Distributor agree to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser or the Distributor) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

(i)            arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser, Distributor or Fund by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii)           arise out of or as a result of statements or representations by or on behalf of the Fund, Distributor or the Adviser (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature for the Contracts not supplied by the Fund, Distributor or the Adviser) or wrongful conduct of the Distributor, Adviser or the Fund with respect to the sale or distribution of the Contracts or Fund shares; or

(iii)            arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Adviser, Distributor or the Fund; or

(iv)           arise as a result of any failure by the Fund, Distributor or the Adviser to provide the services and furnish the materials under the terms of this Agreement (including a failure of the Fund, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

(v)           arise out of or result from any material breach of any representation and/or warranty made by or on behalf of the Adviser, Distributor or the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by or on behalf of the Adviser, Distributor or the Fund;

as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

8.2 (b).           The Adviser or Distributor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance or such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

8.2 (c).           The Adviser or Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser or Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser or Distributor of any such claim shall not relieve it from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision.  In case any such action is brought against the Indemnified Party, the Adviser or Distributor will be entitled to participate, at its own expense, in the defense thereof.  The Adviser or Distributor also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action.  After notice from the Adviser or Distributor to such party of the its election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser or Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.2 (d).           The Company agrees promptly to notify the Adviser or Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

8.3           Indemnification by the Fund

8.3 (a).           The Fund agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which the

Indemnified Parties may be required to pay or may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or expenses (or actions in respect thereof) or settlements, are related to the operations of the Fund and:

(i)           arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Distributor, Adviser or Fund by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii)            arise out of or as a result of statements or representations by or on behalf of the Distributor, Fund or the Adviser (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature for the Contracts not supplied by the Fund, Adviser or the Distributor,) or wrongful conduct of the Distributo, Adviser or the Fund with respect to the sale or distribution of the Contracts or Fund shares; or

(iii)           arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Distributor, Adviser or the Fund; or

(iv)           arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

(v)           arise out of or result from any material breach of any representation and/or warranty made by or on behalf of the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by or on behalf of the Fund;

as limited by and in accordance with the provisions of Sections 8.3(b) and 8.3(c) hereof.

8.3 (b).           The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

8.3 (c).           The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision.  In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof.  The Fund also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action.  After notice from the Fund to such party of the Fund’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.3 (d).           The Company agrees promptly to notify the Fund of the commencement of any litigation or proceeding against it or any of its respective officers or directors in connection with the Agreement, the issuance or sale of the Contracts, the operation of the Account, or the sale or acquisition of shares of the Fund.

ARTICLE IX.  Applicable Law

9.1.           This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York, without regard to the conflict of laws provisions thereof.

9.2.            This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant, and the terms hereof shall be interpreted and construed in accordance therewith.  If, in the future, the Mixed and Shared Funding Order discussed in Article VII should no longer be necessary under applicable law, then Article VII hereof shall no longer apply.

ARTICLE X.  Termination

10.1.           This Agreement shall continue in full force and effect until the first to occur of:

(a)           termination by any party, for any reason with respect to some or all Portfolios, by six (6) months advance written notice delivered to the other parties; or

(b)            termination by the Company by written notice to the other parties based upon the Company’s determination that shares of the Fund are not reasonably available to meet the requirements of the Contracts; or

(c)           termination by the Company by written notice to the other parties in the event any of the Portfolio’s shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

(d)           termination by the Distributor, Fund or Adviser by written notice to the Company in the event that formal administrative proceedings are instituted against the Company by the FINRA, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company’s duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Portfolios’ shares; provided, however, that the Distributor, Fund or Adviser determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

(e)           termination by the Company by written notice to the other parties in the event that formal administrative proceedings are instituted against the Distributor, Fund or Adviser by the SEC or any state securities department or any other regulatory body; provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Distributor, Fund or Adviser to perform its obligations under this Agreement; or

(f)           termination by the Company by written notice to the other parties in the event that any Portfolio ceases to qualify as a regulated investment company under Subchapter M or fails to comply with the Section 817(h) diversification requirements specified in Article VI hereof, or if the Company reasonably believes that any such Portfolio may fail to so qualify or comply with either provision; or

(g)            termination by either the Distributor, Fund or the Adviser by written notice to the other parties, if either one or both the Fund and the Adviser, respectively, shall determine, in their sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(h)           termination by the Company by written notice to the other parties, if the Company shall determine, in its sole judgment exercised in good faith, that the Distributor, Fund or the Adviser has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(i)           termination by the Company upon any substitution of the shares of another investment company or series thereof for shares of a Portfolio of the Fund in accordance with the terms of the Contracts, provided that the Company has given at least 45 days prior written notice to the Distributor, Fund and Adviser of the date of substitution.

10.2.           Notwithstanding any termination of this Agreement, the Distributor, Fund and the Adviser shall, at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”), unless the Company seeks an order pursuant to Section 26(b) of the 1940 Act to permit the substitution of other securities for the shares of the Portfolios.  Specifically, the owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts (subject to any such election by the Company).

10.3.            Notwithstanding any termination of this Agreement, each party’s obligation under Article VIII to indemnify the other parties shall survive.

ARTICLE XI.  Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Company:	First Security Benefit Life Insurance and Annuity Company of New York Attention General Counsel One Security Benefit Place Topeka, Kansas 66636 - 0001
If to the Distributor:	AllianceBernstein Investments, Inc. 1345 Avenue of the America New York, NY 10105 Attn: Mutual Fund Legal Department
If to Adviser:	AllianceBernstein L.P. 1345 Avenue of the Americas New York, NY Attn: Mutual Fund Legal Department
If to the Fund:	AllianceBernstein Variable Products Series Fund, Inc. c/o AllianceBernstein L.P. 1345 Avenue of the America New York, NY 10105 Attn: Mutual Fund Legal Department
ARTICLE XII.  Miscellaneous

12.1.            All persons dealing with the Fund must look solely to the property of the respective Portfolios listed on Schedule A hereto as though each such Portfolio had separately contracted with the Company and the Adviser for the enforcement of any claims against the Fund.  The parties agree that neither the Board, officers, agents or shareholders of the Fund assume any personal liability or responsibility for obligations entered into by or on behalf of the Fund.

12.2.           Subject to the requirements of legal process and regulatory authority, the Distributor, the Fund and the Adviser shall treat as confidential the names and addresses of the owners of the Contracts.  Each party shall treat as confidential all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such information without the express written consent of the affected party until such time as such information has come into the public domain.

12.3.           The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

12.4.            This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

12.5.           If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

12.6.            Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the FINRA, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.  Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the New York Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable insurance operations of the Company are being conducted in a manner consistent with the New York insurance laws and regulations and any other applicable law or regulations.

12.7.            The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

12.8.           This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative.

First Security Benefit Life Insurance and Annuity Company of New York	By its authorized officer
	By:	/s/ DOUGLAS G. WOLFF
Douglas G. Wolff
	Title:	President
	Date:	June 6, 2012

AllianceBernstein Investments, Inc.	By its authorized officer
	By:	/s/ STEPHEN J. LAFFEY
Stephen J. Laffey
	Title:	AVP
	Date:	6/6/12

AllianceBernstein L.P.	By its authorized officer
	By:	/s/ EMILIE A. WRAPP
Emilie A. Wrapp
	Title:	Assistant Secretary
	Date:	6/6/12

Variable Products Series Fund, Inc.		By its authorized officer
	By:	/s/ STEPHEN J. LAFFEY
Stephen J. Laffey
	Title:	Assistant Secretary
	Date:	6/6/12

[Date]

Schedule A

Account(s)	Contract(s)
Separate Account A	AdvisorDesigns Elite Designs
Separate Account B	AdvanceDesigns SecureDesigns

Additionally, “Accounts” and “Contracts” will include any new Accounts and Contracts created subsequent to the date hereof.

Fund and Portfolios
AllianceBernstein Variable Products Series Fund, Inc.
-	AllianceBernstein Balanced Wealth Strategy Portfolio
-	AllianceBernstein Dynamic Asset Allocation Portfolio
-	AllianceBernstein Global Thematic Growth Portfolio
-	AllianceBernstein Growth Portfolio
-	AllianceBernstein Growth and Income Portfolio
-	AllianceBernstein Intermediate Bond Portfolio

-	AllianceBernstein International Growth Portfolio
-	AllianceBernstein International Value Portfolio
-	AllianceBernstein Large Cap Growth Portfolio
-	AllianceBernstein Money Market Portfolio
-	AllianceBernstein Real Estate Investment Portfolio
-	AllianceBernstein Small Cap Growth Portfolio
-	AllianceBernstein Small-Mid Cap Value Portfolio
-	AllianceBernstein Value Portfolio

A-1

SCHEDULE B

EXPENSES

The Distributor and the Company will coordinate the functions and pay the costs of the completing these functions based upon an allocation of costs in the tables below.  The term “Current” is defined as an existing Contract owner with value allocated to one or more Portfolios.  The term “Prospective” is defined as a potential new Contract owner.

Item	Function	Party Responsible for Expense
Fund Prospectus	Printing and Distribution (including postage)	Current and Prospective – Distributor (Company may choose to do the printing at Distributor’s expense)
Fund Prospectus and SAI Supplements	Printing and Distribution (including postage)	Distributor (Company may choose to do the printing at Distributor’s expense)
Fund SAI	Printing and Distribution (including postage)	Distributor
Proxy Material for Fund	Printing, Distribution to Current (including postage), tabulation and solicitation	Distributor
Fund Annual & Semi-Annual Report	Printing and Distribution (including postage)	Distributor (Company may choose to do the printing at Distributor’s expense)
Contract Prospectus	Printing and Distribution (including postage)	Company
Contract Prospectus and SAI Supplements	Printing and Distribution (including postage)	Company
Contract SAI	Printing and Distribution (including postage)	Company
Other communication to Prospective and Current	Printing and Distribution (including postage)	If Required by Law or Fund – Distributor If Required by Company – Company
Operations of the Fund
All operations and related expenses, including the cost of registration and qualification of shares, taxes on the issuance or transfer of shares, cost of management of the business affairs of a Fund, and expenses paid or assumed by a Fund pursuant to any Rule 12b-1 plan
Distributor

2

Item	Function	Party Responsible for Expense
Operations of the Accounts	Federal registration of units of separate account (24f-2 fees)	Company

3

SCHEDULE C

USE OF SUMMARY PROSPECTUSES

All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the Agreement.

1.	For purposes of this Schedule C, the terms Summary Prospectus and Statutory Prospectus shall have the same meaning as set forth in Rule 498.

2.
The Fund shall provide the Company with copies of the Summary Prospectuses and any supplements thereto in the same manner and at the same times as the Agreement requires that the Fund provide the Company with Statutory Prospectuses.

3.
The Fund and the Adviser each represents and warrants that the Summary Prospectuses and the web site hosting of such Summary Prospectuses will comply with the requirements of Rule 498 applicable to the Fund and its Portfolios.  The Fund further represents and warrants that it has appropriate policies and procedures in place in accordance with Rule 498(e)(4) to ensure that such web site continuously complies with Rule 498.

4.
The Fund and the Adviser each agrees that the URL indicated on each Summary Prospectus will lead Contract owners directly to the web page used for hosting Summary Prospectuses and that such web page will host the current Fund documents required to be posted in compliance with Rule 498.  The Fund shall immediately notify the Company of any unexpected material interruptions in availability of this web page.

5.
The Fund and the Adviser represent and warrant that they will be responsible for compliance with the provisions of Rule 498(f)(i) involving Contract owner requests for additional Fund documents made directly to the Fund or the Adviser, or one of their affiliates.  The Fund and the Adviser further represent and warrant that any information obtained about Contract owners pursuant to this provision will be used solely for the purposes of responding to requests for additional Fund documents.

6.	The Company represents and warrants that it will respond to requests for additional Fund documents made by Contract owners directly to the Company or one of its affiliates.

7.	The Company represents and warrants that any bundling of Summary Prospectuses and Statutory Prospectuses will be done in compliance with Rule 498.

8.
At the Company’s request, the Adviser and the Fund will provide the Company with a URL that contains prominent links to the current Fund documents for use with Company’s electronic delivery of Fund documents or on the Company’s website.  The Adviser and the Fund will be responsible for ensuring the integrity of the URL and for maintaining the Fund’s current documents on the site to which such URL originally navigates to.

9.
If the Fund determines that it will end its use of the Summary Prospectus delivery option, the Fund will provide the Company with at least 60 days’ advance notice of its intent so that the Company can arrange to deliver a Statutory Prospectus in place of a Summary Prospectus.  In order to comply with Rule 498(e)(1), the Fund shall continue to maintain its website in compliance with the requirements of this Agreement and Rule 498 for a minimum of 90 days after the termination of any such notice period.

4

10.	The parties agree that all other provisions of the Participation Agreement, including the Indemnification provisions, will apply to the terms of this Schedule C as applicable.

11.
The parties agree that the Company is not required to distribute Summary Prospectuses to its Contract owners, but rather use of the Summary Prospectus will be at the discretion of the Company.  The Company agrees that it will give the Adviser and the Fund sufficient notice of its intended use of the Summary Prospectuses or the Statutory Prospectuses.

5

AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT

RULE 30e-3

First Security Benefit Life Insurance and Annuity Company of New York (the “Company”) on its own behalf and on behalf of each separate account of the Company as set forth on Schedule A to the Participation Agreement, as may be amended from time to time (individually and collectively the “Accounts”), AllianceBernstein, L.P. (the “Adviser”), AllianceBernstein Investments, Inc. (the “Distributor”), and Variable Product Series Fund, Inc. (the “Fund”) have entered into a participation agreement dated June 6, 2012 (the “Participation Agreement”) whereby the Company invests in shares of certain of the portfolios of the Fund (the “Portfolios”) as a funding vehicle for the Accounts that issue variable annuity and/or life insurance contracts (the “Variable Contracts” or “Contracts”) to persons that are registered owners of such Variable Contracts on the books and records of the Company (the “Contract Owners”).

This Amendment No. 1 to Participation Agreement (the “Amendment”) is entered into by and among the Company, the Adviser, the Distributor, and the Fund (collectively, the “Parties”), and is effective as of the Effective Date set forth herein.

RECITALS

WHEREAS, the Parties desire to supplement and amend the Participation Agreement to reflect and implement the requirements, terms, and conditions of Rule 30e-3 under the Investment Company Act of 1940 (“Rule 30e-3” or “the Rule”);

WHEREAS, the Adviser is responsible for preparing and timely filing with the Securities and Exchange Commission (“SEC”) and/or providing to the Company the Required Materials, as specified in paragraph (b)(1) of Rule 30e-3 and as defined below; and

WHEREAS, the Company intends to host the website of Required Materials.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Parties hereby agree to supplement and amend the Participation Agreement as follows:

1.

Posting and Availability of Fund Shareholder Reports and Other Required Materials. The Company shall be responsible for and shall fulfill the website posting requirements specified in paragraph (b) of Rule 30e-3. The Company shall ensure that, with respect to the Portfolios, the following Fund materials are posted to a website address specified by the Company (the “Specified Website”), and are publicly accessible and free of charge on the Specified Website: (i) Current Report to Shareholders; (ii) Prior Report to Shareholders ((i) and (ii) to include complete portfolio holdings); and (iii) Portfolio Holdings For Most Recent First and Third Fiscal Quarters; all of (i) through (iv) to be as specified in paragraph (b)(1) of Rule 30e- 3 (items (i) through (iii) collectively, with respect to the Portfolios, the “Required Materials”).

2.

Preparation, Content, and Timely Provision of Required Materials. The Adviser and the Distributor shall be responsible for the preparation and content of the Required Materials, including, but not limited to, the accuracy and completeness of the Required Materials; and the Adviser and the Distributor shall be responsible making the Required Materials available on the websites set forth in Exhibit 2 hereto (the “Fund Websites”) as soon as practicable after filing with the SEC but no later than fifty-five (55) days after the close of the period for which the Required Materials are being made. Without limiting the generality of the foregoing in any manner, the Adviser and the Distributor shall be responsible for ensuring that the Required Materials:

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(a)

Meet the applicable standards of the Securities Act of 1933, as amended; the Securities Exchange Act of 1934, as amended; the Investment Adviser Act of 1940 (the “1940 Act”); and all rules and regulations under those Acts; and

(b)

Do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.

3.

Notification; Reliance on Third Party to Provide Documents. If, for any reason, the Adviser and the Distributor are unable to provide the Required Materials in the manner set forth in section 2, the Adviser and the Distributor shall promptly notify the Company. The Adviser and the Distributor shall be responsible for the actions or inactions or any other failures of any third party that they may utilize to provide the Required Materials in the manner set forth in section 2, and any actions, inactions or other failures by any such third party shall not relieve the Adviser and the Distributor from their obligations under this Amendment.

4.	Specified Website. The Specified Website is as identified in Exhibit 1 hereto, and it may be changed by the Company from time to time without notice to the Adviser and the Distributor.

5.	Paper Notice to Participants. The Company shall provide a paper notice (“30e-3 Notice”) to Participants, if and to the extent such notice is required by paragraph (c) of Rule 30e-3.

6.

Delivery of Paper Copy Upon “Ad Hoc” Request. The Company shall fulfill ad hoc requests from Participants for a paper copy of any of the Required Materials, if and to the extent required by paragraph (e) of Rule 30e-3.

7.

Investor Elections to Receive Future Fund Reports in Paper. The Company shall fulfill Participant elections to receive future Portfolio shareholder reports (with respect to the Portfolios) in paper, if and to the extent required by paragraph (f) of Rule 30e-3.

8.

Provision of Paper or Electronic Documents. To satisfy Participant requests under sections 6 and 7 above, the Adviser and the Distributor shall provide the Company with as many printed copies of the Required Materials as the Company may reasonably request, with expenses to be borne in accordance with Schedule B to the Participation Agreement. If requested by the Company in lieu thereof, the Adviser and the Distributor shall provide the Required Materials (including a print-ready .pdf or an electronic copy of the Required Materials in a format suitable for printing) and such other assistance as is reasonably necessary in order for the Company to have the Required Materials printed together in a single document or printed individually by the Company if it so chooses.

9.	Expenses. Rule 30e-3 expenses shall be borne in accordance with the schedule below. Schedule B to the Participation Agreement is hereby amended to include the following information:

Item	Function	Party Responsible for Expense
30e-3 Notice	Printing and Distribution (including postage)	Distributor (Company may choose to do the printing at Distributor’s expense)

10.	Construction of this Amendment; Participation Agreement.

(a)

This Amendment shall be interpreted to be consistent with, and to facilitate compliance with and reliance on, Rule 30e-3 under the 1940 Act and any interpretations of the Rule by the SEC, its staff, courts, or other appropriate legal authorities.

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(b)

This Amendment supplements and amends the Participation Agreement. To the extent the terms of this Amendment conflict with the terms of the Participation Agreement, the terms of this Amendment shall control; otherwise, and except as otherwise specifically set forth in this Amendment, the terms of the Participation Agreement shall continue to apply, and shall apply to the duties, responsibilities, rights and obligations of the Parties under and pursuant to this Amendment.

(c)	Capitalized and other terms used in this Amendment shall have the meaning given to them in the Participation Agreement, unless otherwise defined herein.

11.	Indemnification. The Parties agree that the indemnification provision in the Participation Agreement applies to the Parties’ duties and obligations under this Amendment.

12.

Counterparts and Delivery. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. A signed copy of this Amendment delivered by facsimile or by email in .pdf form shall be treated as an original.

13.	Effective Date. This Amendment is effective as of January 1, 2021.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the Effective Date.

AllianceBernstein, L.P.		First Security Benefit Life Insurance and Annuity Company of New York

By:	STEPHEN J. LAFFEY	By:	DOUGLAS WOLFF
Print Name:	Stephen J. Laffey	Print Name:	Douglas Wolff
Title:	Vice President	Title:	President

AllianceBernstein Investments, Inc.		Variable Products Series Fund, Inc.
By:	STEPHEN J. LAFFEY	By:	STEPHEN J. LAFFEY
Print Name:	Stephen J. Laffey	Print Name:	Stephen J. Laffey
Title:	Assistant Vice President	Title:	Assistant Secretary

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EXHIBIT 1

Specified Website

https://dfinview.com/SecurityBenefit?site=FSBL

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EXHIBIT 2

Fund Websites

Fund Name	Share Class	Fund Number	30e-3 Notice URL
AB VPS Growth and Income Portfolio	A	1102	www.abfunds.com/go/VGIA
AB VPS Large Cap Growth Portfolio	A	1104	www.abfunds.com/go/VLCGA
AB VPS Intermediate Bond Portfolio	A	1108	www.abfunds.com/go/VIBA
AB VPS International Growth Portfolio	A	1114	www.abfunds.com/go/VIGA
AB VPS Global Thematic Growth Portfolio	A	1117	www.abfunds.com/go/VGTGA
AB VPS Small Cap Growth Portfolio	A	1118	www.abfunds.com/go/VSCGA
AB VPS Small/Mid Cap Value Portfolio	A	1122	www.abfunds.com/go/VSMCVA
AB VPS International Value Portfolio	A	1123	www.abfunds.com/go/VIVA
AB VPS Dynamic Asset Allocation Portfolio	A	1124	www.abfunds.com/go/VDAAA
AB VPS Global Risk Allocation—Moderate Portfolio	A	1125	www.abfunds.com/go/VGRAMA
AB VPS Balanced Wealth Strategy Portfolio	A	1190	www.abfunds.com/go/VWSA
AB VPS Growth and Income Portfolio	B	1202	www.abfunds.com/go/VGIB
AB VPS Large Cap Growth Portfolio	B	1204	www.abfunds.com/go/VLCGB
AB VPS Intermediate Bond Portfolio	B	1208	www.abfunds.com/go/VIBB
AB VPS International Growth Portfolio	B	1214	www.abfunds.com/go/VIGB
AB VPS Global Thematic Growth Portfolio	B	1217	www.abfunds.com/go/VGTGB
AB VPS Small Cap Growth Portfolio	B	1218	www.abfunds.com/go/VSCGB
AB VPS Small/Mid Cap Value Portfolio	B	1222	www.abfunds.com/go/VSMCVB
AB VPS International Value Portfolio	B	1223	www.abfunds.com/go/VIVB
AB VPS Dynamic Asset Allocation Portfolio	B	1224	www.abfunds.com/go/VDAAB
AB VPS Global Risk Allocation—Moderate Portfolio	B	1225	www.abfunds.com/go/VGRAMB
AB VPS Balanced Wealth Strategy Portfolio	B	1290	www.abfunds.com/go/VBWSB

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